CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to incorporation by reference of our reports included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 33-26650, 33-32608, 33-34447, 33-48205, 33-43889, 33-55919, 33-11003, 333-55919 and 333-84325.

ARTHUR ANDERSEN LLP

Denver, Colorado

January 17, 2001